EXHIBIT 99.1
CORCEPT THERAPEUTICS SETTLES PATENT LITIGATION WITH SUN PHARMACEUTICAL
MENLO PARK, Calif. (June 15, 2021) - Corcept Therapeutics Incorporated (NASDAQ: CORT), a commercial-stage company engaged in the discovery and development of drugs to treat severe metabolic, oncologic and psychiatric disorders by modulating the effects of cortisol, today announced that it has entered into an agreement with Sun Pharmaceutical Industries Limited and related entities (“Sun”) resolving patent litigation related to Korlym®, Corcept’s medication for the treatment of patients with Cushing’s syndrome. The litigation has been pending in the United States District Court for the District of New Jersey since 2019, shortly after Sun notified Corcept that it had submitted an Abbreviated New Drug Application (ANDA) to the United States Food and Drug Administration (FDA) seeking approval to market a generic version of Korlym.
In connection with the settlement, Corcept has granted Sun the right to sell a generic version of Korlym in the United States beginning October 1, 2034 or earlier under circumstances customary for settlement agreements of this type.
“It is gratifying to put this lawsuit behind us,” said Joseph K. Belanoff, MD, Corcept’s Chief Executive Officer. “Litigation is a costly, time-consuming diversion from our efforts to grow our Korlym business and continue the development of our increasingly mature pipeline of selective cortisol modulators – including relacorilant, our planned successor to Korlym for the treatment of patients with Cushing’s syndrome.”
The settlement agreement is subject to entry by the Court of a stipulation and order of dismissal related to the litigation. As required by law, Corcept and Sun will submit the agreement to the United States Federal Trade Commission (FTC) and the United States Department of Justice (DOJ) for review. Similar patent litigation brought by Corcept against two other companies that have filed ANDAs seeking approval to market generic Korlym remains pending.
About Korlym®
Korlym modulates the effect of cortisol at the glucocorticoid receptor, one of the two receptors to which cortisol binds, thereby inhibiting the effects of excess cortisol in patients with Cushing’s syndrome. Since 2012, Corcept has made Korlym available as a once-daily oral treatment of hyperglycemia secondary to endogenous Cushing’s syndrome in adult patients with glucose intolerance or diabetes mellitus type 2 who have failed surgery or are not candidates for surgery. Korlym was the first FDA-approved treatment for that illness.
About Corcept Therapeutics
Corcept is a commercial-stage company engaged in the discovery and development of drugs to treat severe metabolic, oncologic and psychiatric disorders by modulating the effects of the stress hormone cortisol. Korlym was the first drug approved by the U.S. Food and Drug Administration for patients with Cushing’s syndrome. Corcept has discovered a large portfolio of proprietary compounds, including relacorilant, that selectively modulate the effects of cortisol. The company owns extensive United States and foreign intellectual property covering the composition of its selective cortisol modulators and the use of cortisol modulators to treat a variety of serious disorders.
Forward-Looking Statements
Statements in this press release, other than statements of historical fact, are forward-looking statements based on our current plans and expectations that are subject to risks and uncertainties that might cause our actual results to differ materially from those such statements express or imply. These risks and uncertainties concern, but are not limited to, our patents being determined to be invalid or unenforceable or a third party marketing a generic version of Korlym before the conclusion of applicable patent litigation, and the Court, the FTC or the DOJ requiring changes to the settlement agreement. These and other risks are set forth in our SEC filings, which are available at our website and the SEC’s website. In this press release, forward-looking statements include statements regarding review of the settlement agreement by the Court, the FTC and the DOJ as well as our ability to grow our Korlym business and advance the development of our selective cortisol modulators, including relacorilant as a potential successor to Korlym. We disclaim any intention or duty to update forward-looking statements made in this press release.
CONTACT:
Corcept Therapeutics
Investor Relations
ir@corcept.com
www.corcept.com